                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.


                   Notice of Annual Meeting of Shareholders

                              September 10, 1997



To the Shareholders of
  Wave Technologies International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wave Technologies International, Inc. (the "Company") will be held at the St. Louis Club (Lewis & Clark Room, 16th Floor), located at 7701 Forsyth Boulevard, St. Louis, Missouri on Wednesday, September 10, 1997, at 9:30 a.m., for the following purposes:

     1. To elect three directors to serve until the Annual Meeting of Shareholders in 2000.

     2. To consider and act upon the Wave Technologies International, Inc. 1997 Stock Option Plan.

     3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche, LLP, as independent auditors of the Company for the fiscal year ending April 30, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on July 14, 1997, will be entitled to notice of, and to vote at, the meeting.

     Shareholders are cordially invited to attend the meeting in person. Every shareholder (whether you own one or more shares and whether or not you intend to attend the meeting in person) is urged to sign, date and return promptly the enclosed Proxy. A return envelope requiring no postage if mailed in the United States is enclosed for your convenience in replying.


                                    By Order of the Board of Directors
                                           Kenneth W. Kousky
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

August 1, 1997

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.

                                Proxy Statement

                        Annual Meeting of Shareholders

                       To Be Held on September 10, 1997


          This statement is furnished to shareholders of Wave Technologies International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders. That meeting will be held at the St. Louis Club (Lewis & Clark Room, 16th Floor), located at 7701 Forsyth Boulevard, St. Louis, Missouri on September 10, 1997 at 9:30 a.m., central time. Shareholders of record at the close of business on July 14, 1997, will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

          Shareholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms of that proxy.

          The complete mailing address of the Company's principal executive offices is:

                    10845 Olive Boulevard
                    Suite 250
                    St. Louis, Missouri 63141

          The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the shareholders of the Company was August 1, 1997. The annual report of the Company for the fiscal year ended April 30, 1997, including audited financial statements, is included with this Proxy Statement.


                                 VOTING RIGHTS

          On July 14, 1997, there were outstanding and entitled to vote 3,959,942 shares of common stock. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date of July 14, 1997. The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitute a quorum.

          The three nominees for director who receive the highest number of votes cast will be elected as directors. Approval of the 1997 Stock Option Plan and approval of the auditors each require the affirmative vote of a majority of the total number of shares represented and entitled to vote at the meeting. Therefore, an abstention with respect to approval of the 1997 Stock Option Plan or with respect to approval of the auditors is in effect a vote against the proposal. Shares represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees as directors will be considered to be represented at the meeting, but will not be included in determining the number of votes cast. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be included in the vote totals, and, therefore, will have no effect on the vote.

                        SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth, as of May 31, 1997, the number of shares of common stock beneficially owned by each shareholder known by the Company to own beneficially more than 5% of the outstanding common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

                Name and Address
               of Beneficial Owner                     Number      Percent
               -------------------                    -------      --------
Kenneth W. Kousky................................     476,264(1)     12.1%
     10845 Olive Boulevard
     Suite 250
     St. Louis, MO 63141
Maxine K. Clark..................................          --          --
     1964 Innerbelt Business Center Dr.
     St. Louis, MO 63114
Raymond J. Kalinowski............................       2,500(2)        *
     10401 Clayton Road
     St. Louis, MO 63131
Robert E. Keith..................................     606,602(3)     15.4%
     800 The Safeguard Building
     435 Devon Park Drive
     Wayne, PA 19087
David W. Kemper..................................     191,500(4)      4.9%
     8000 Forsyth
     St. Louis, MO 63105
Robert E. Lefton, Ph.D...........................       1,000(5)        *
     8112 Maryland Avenue
     St. Louis, MO 63105
Walter N. Torous.................................       1,500(5)        *
     Anderson School of Graduate Management
     University of California, Los Angeles
     Los Angeles, CA 90024
J. Michael Bowles................................       9,000(5)        *
     10845 Olive Blvd, Suite 250
     St. Louis, MO, 63141
Richard C. Baun..................................          --          --
     10845 Olive Blvd, Suite 250
     St. Louis, MO, 63141


David C. Forman..................................      13,500(6)      *
     10845 Olive Blvd, Suite 250
     St. Louis, MO 63141

John A. Kirkham..................................      61,600(7)      1.6%
     Thames Link House
     1 Church Road, Richmond
     Surrey TW92QR England
Radnor Venture Partners, L.P.....................     604,601        15.4%
     800 The Safeguard Building
     435 Devon Park
     Wayne, PA 19087
Ryback Management Corporation....................     207,500(8)      5.3%
     7711 Carondelet Avenue, Box 16900
     St. Louis, MO 63105
Wellington Management Company....................     357,900(9)      9.1%
     75 State Street
     Boston, MA 02109
Wellington Trust Company, National Association...     297,900(10)     7.6%
     75 State Street
     Boston, MA 02109
Dr. Charles J. Koucky............................     244,908         6.2%
     14 Center Woods
     Saginaw, MI 48603
All directors and executive officers as a group
(12 individuals).................................   1,366,166(11)    34.4%

*    Less than 1%
__________________

(1) Includes options to purchase 1,500 shares of common stock, 1,500 shares held as custodian under the Uniform Gift to Minors Act, and 8,000 shares held in charitable foundation over which Mr. Kousky exercises voting and dispositive control.

(2)  Includes options to purchase 1,500 shares of common stock.

(3) Includes 604,601 shares owned by Radnor Venture Partners, L.P., of which Mr. Keith is a managing director. Mr. Keith disclaims any beneficial interest in such shares.

(4) Includes options to purchase 1,500 shares of common stock, 20,000 shares held in a trust of which Mr. Kemper is a co-trustee, and 170,000 shares owned by Commerce Bancshares, Inc., of which Mr. Kemper is Chairman and Chief Executive Officer.

(5)  Represents options to purchase shares of common stock.

(6)  Includes option to purchase 10,500 shares of common stock.

(7)  Includes options to purchase 5,500 shares of common stock.

(8)  Based on information as of December 31, 1996, furnished to the Company in a
     Schedule 13G filed January 29, 1997, jointly filed with Lindner Fund, Inc.

(9)  Based on information as of December 31, 1996, furnished to the Company in a
     Schedule 13G filed February 21, 1997. Includes 297,900 shares as to which reporting person holds shared voting power, and 357,900 shares as to which reporting person holds shared dispositive power.

(10) Based on information as of December 31, 1996, furnished to the Company in a
     Schedule 13G filed February 21, 1997. Consists of 297,900 shares as to which reporting person holds shared voting and dispositive powers.

(11) Includes options to purchase an aggregate of 34,500 shares of common stock.

     The shares of common stock are traded on the Nasdaq Stock Market. The last sale price on July 14, 1997, as reported by Nasdaq, was $7.50.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     Three directors are to be elected at the meeting to hold office until the annual meeting in 2000 and until their successors are qualified. The nominees recommended by the Board of Directors are David W. Kemper, Kenneth W. Kousky and Walter N. Torous. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in place of such nominees. The Board of Directors knows of no reason why any of the nominees might be unable to serve or otherwise be unavailable for election.

Nominees for Election

     Kenneth W. Kousky is a founder of the Company and has served as Chairman of the Board of Directors since 1988. In 1991, he became the Company's President and Chief Executive Officer. Between 1988 and 1990, Mr. Kousky headed Washington University Center for Communications and Network Management and its graduate program in telecommunications.

     David W. Kemper has served as a director of the Company since November 1994. He is chief executive officer of Commerce Bancshares, Inc. and Commerce Bank of St. Louis. He has held this position since July 1978. Mr. Kemper serves as a director of Seafield Capital Corporation, Tower Properties Company and Ralcorp Holdings, Inc.

     Walter N. Torous has served as a director of the Company since May 1994.
He has been a professor of finance at the Anderson Graduate School of Management of the University of California, Los Angeles since 1985.

Directors Serving Until the Annual Meeting of Shareholders in 1998

     Robert E. Keith, Jr. has served as a director of the Company since April 1993. He has been the President-Fund Manager for Safeguard Scientifics, Inc. since November 1993, chief operating officer of Technology Leaders, a venture capital fund since 1992, and managing director of Radnor Venture Partners, L.P. since 1989. He also serves as chief operating officer at Technology Leaders II, a $125,000,000 venture capital fund, beginning in 1994. Mr. Keith is a director of Gandalf Technologies, Inc., Cambridge Technology Partners (Massachusetts), Inc., Information Systems Acquisition Corporation, and National Media Corp.

     Robert E. Lefton has served as a director of the Company since September 1995. He has been president and chief executive officer of Psychological Associates, Inc., a management and organizational consulting firm, since 1958. He serves as a director of Stifel Financial Corp., Allied Health Care Products, and Greenfield Industries.

Directors Serving Until the Annual Meeting of Shareholders in 1999

     Raymond J. Kalinowski has served as a director of the Company since November 1994. He was Vice Chairman of A.G. Edwards & Sons, Incorporated for forty years. Since 1990, he has been an independent consultant. Mr. Kalinowski serves as trustee of a number of mutual funds affiliated with the Centennial, Panorama and Oppenheimer Group Funds.

     Maxine K. Clark has served as a director of the Company since February 1997. She has been President and Chief Executive Officer of Smart Stuff, Inc., a St. Louis retail and business consulting firm, since 1996. From November 1992 to January 1996, Ms. Clark was the President of Payless ShoeSource, where she was responsible for the merchandise buying, distribution and marketing for the Payless ShoeSource family stores and Payless Kids stores. Ms. Clark currently serves on the Board of Directors for The Earthgrains Company and Tandy Brands Accessories.

Additional Information

     The Board of Directors of the Company had a total of five meetings during the fiscal year ended April 30, 1997. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served, except for Mr. Robert Keith, who attended three meetings of the Board of Directors.

     The Audit Committee currently consists of three members, Raymond Kalinowski, Robert Keith and David Kemper. The Audit Committee reviews the preparation of the Company's accounts and considers the engagement of independent public accountants for the ensuing year and the terms of such engagement. In addition, the Audit Committee reviews the scope of the audit proposed by such accountants and receives and reviews the audit reports. The Audit Committee met two times during the fiscal year ended April 30, 1997.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. Current members of the Compensation Committee are Robert Keith, Robert Lefton and Walter Torous. That committee met once during fiscal 1997.

                       DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information with respect to the Company's directors and executive officers and the nominees for director:

         Name              Age                        Position
         ----              ---                        --------
Kenneth W. Kousky           43        Chairman of the Board, President
                                      and Chief Executive Officer

Maxine K. Clark             48        Director

Raymond J. Kalinowski       68        Director

Robert E. Keith, Jr.        55        Director

David W. Kemper             46        Director

Robert E. Lefton            65        Director

Walter N. Torous            45        Director

Richard C. Baun             52        Executive Vice President-Sales and Field Operations

J. Michael Bowles           53        Chief Financial Officer

Jan G. Fitzgerald           46        Senior Vice President-Corporate Administration

David C. Forman             52        Executive Vice President-Training and Development

John A. Kirkham             53        Executive Vice President-International Operations

          Richard C. Baun joined the Company as Vice President-Sales and Field Operations in November 1995. Prior to that time, Mr. Baun was Vice President of Sales of TSI International in Wilton, Connecticut from 1990 to 1993, and Vice President of Sales of National Education Training Group ("NETG"), a subsidiary of National Education Corporation, from 1993 until he joined Wave in 1995.

          J. Michael Bowles joined the Company as Chief Financial Officer in August 1995. Prior to that time, he was associated with Unibased Systems Architecture, Inc. in St. Louis, Missouri where he was Chief Financial Officer from 1994 to 1995 and Director of Professional Services from 1992 to 1994. Prior to that, Mr. Bowles was the Vice President of Operations of Physicians Total Care, Inc. in Tulsa, Oklahoma.

          Jan G. Fitzgerald joined the Company in October 1993 as a sales consultant. In January of 1994, she became a contract specialist until December of 1994, when she became director of contracts. Beginning in April of 1995, she acted as director of marketing until she became Vice President-Marketing in June of 1996. She now serves as Senior Vice President-Corporate Administration. Prior to joining the Company, she served as co-ordinator of Health St. Louis 2000 in 1993 and Director of Professional Services for Hospital Association of Metropolitan St. Louis from 1992 to 1993.

          David C. Forman joined the Company as Executive Vice President-Training and Development in July 1995. Prior to that time, he served as Senior Vice President of NETG-Spectrum in Bedford, Massachusetts from 1991 to 1995.

          John A. Kirkham has served as the Executive Vice President-International Operations for the Company since August 1994. Prior to that time, he served as the Vice President of International Operations for NETG in London, from 1987 through 1994. Mr. Kirkham serves as a director for West London T.E.C. and Performance Support International (UK) Ltd.


Certain Relationships and Related Transactions

          In August of 1995, the Company entered into a $1,500,000 line of credit agreement with Commerce Bank-St. Louis (the "Bank"). On January 10, 1996, the Company and the Bank amended the loan agreement to add a $600,000 term note, and on September 1, 1996, the Company increased its line of credit to $2,000,000 from $1,500,000. The borrowings bear interest at the prime rate, and are collateralized by accounts receivable and property and equipment of the Company. David Kemper, a member of the Company's Board of Directors, is the president of the bank and its parent holding company.


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of securities to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, its officers, directors and greater-than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended April 30, 1997, except for the following instances. John
A. Kirkham filed one late Form 4, Statement of Changes in Beneficial Ownership, involving a single transaction. A late Form 4 filing was made by Radnor Venture Partners, L.P. involving a total of seven transactions. Robert Keith filed a late Form 4 filing to report the seven transactions by Radnor Venture Partners, L.P., which shares he is deemed to own beneficially. Raymond Kalinowski, David Kemper, Robert Lefton, and Walter Torous each filed a late Form 5, Annual Statement of Changes in Beneficial Ownership, to report the grant of a stock option.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth information concerning the annual compensation during each of the past three fiscal years for services in all capacities to the Company of the chief executive officer and each other executive officer of the Company whose annual compensation in fiscal 1997 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE


                                                                                 Long-Term
                                               Annual Compensation             Compensation
                                                                                  Awards
                                    ---------------------------------------------------------

         (a)               (b)          (c)        (d)           (e)                (g)               (i)
      Name and                                               Other Annual       Securities         All Other
Principal Position        Year       Salary ($)   Bonus      Compensation       Underlying        Compensation
                                                                  ($)         Options/SARs(#)          ($)
--------------------------------------------------------------------------------------------------------------
Kenneth W.                1997        197,308     10,000           --                   --              --
Kousky, President         1996        177,173         --           --                   --              --
and CEO                   1995        184,327         --           --                  500              --
                                                                                     1,000              --

Richard Baun              1997         80,000         --      126,447(1)            15,000           3,526(2)
Executive Vice            1996         37,846         --       43,598(1)                --              --
President - Sales         1995             --         --           --                   --              --
and Field
Operations

J. Michael Bowles         1997        100,139     10,000           --                   --              --
Chief Financial           1996         64,012         --           --               13,000              --
Officer                   1995             --         --           --                   --              --


David C. Forman           1997        127,030         --           --                   --           2,600(2)
Executive Vice            1996         95,673         --           --               15,500             769(2)
President -               1995             --         --           --                   --              --
Training and
Development

John A. Kirkham,          1997        164,852     32,010       14,405(3)            10,000              --
Executive Vice            1996        156,760     31,196       14,038(3)               500              --
President-                1995        156,290         --       14,066(3)             1,000              --
International
Operations

(1)  Commissions.
(2)  Company matching 401-k contribution.
(3)  Car allowance.

Stock Option Grants
          The following table sets forth details regarding stock options granted to the Named Executive Officers during the fiscal year ended April 30, 1997.


                       Options/SAR Grants in Fiscal 1997

        (a)                         (b)                      (c)                 (d)                   (e)
                                                       Percent of Total
                            Number of Securities      Options Granted to
                             Underlying Options          Employees in       Exercise or Base
       Name                     Granted (#)               Fiscal Year       Price ($/Share)       Expiration Date
Kenneth W. Kousky                    0                         -                   -                     -

Richard Baun                    15,000(1)                     20%                $4.69               7/31/2006

J. Michael Bowles                    0                         -                   -                     -

David C. Forman                      0                         -                   -                     -

John A. Kirkham                 10,000(1)                     13%                $4.69               7/31/2006

(1) The options were granted August 1, 1996, and become exercisable three equal annual installments commencing one year from the date of grant. No options were exercised by any of the Named Executive Officers during the fiscal year ended April 30, 1997. In the event of a change in control, any unvested options become immediately exercisable.

Stock Option Exercises in Last Fiscal Year and Fiscal Year End Stock Option
Values

     The following table provides information concerning stock options exercised during fiscal 1997 and unexercised options held as of the end of fiscal 1997 by the Named Executive Officers.


              Aggregated Option/SAR Exercises in Fiscal 1997 and
                       Fiscal Year-End Option/SAR Values


       (a)                (b)           (c)              (d)                     (e)
                                                 Number of Securities
                                                      Underlying        Value of Unexercised
                                                     Unexercised            In-the-Money
                                                    Option/SARs at         Options/SARs at
                        Shares         Value      Fiscal Year-End(#)     Fiscal Year-End($)
                      Acquired or    Realized        Exercisable/           Exercisable/
      Name           Exercised(#)       ($)         Unexercisable           Unexercisable
--------------------------------------------------------------------------------------------

Kenneth W. Kousky          0             0             1,500/0                    $60/$0*

Richard C. Baun            0             0            0/15,000                $0/$15,900

J. Michael Bowles          0             0         9,000/4,000               $1,080/$480

David C. Forman            0             0        10,500/5,000               $1,260/$600

John A. Kirkham            0             0         5,500/5,000             $5,360/$5,300

*Does not include 1,000 shares with an exercise price higher than the last sale price of the common stock at fiscal year end and which were not "in-the-money" as of that date.

Director Compensation

     Each director of the Company who is not an employee receives an annual fee of $10,000 for serving on the Board. All directors receive reimbursement of out-of-pocket expenses incurred to attend board meetings. Outside directors also are eligible for annual option grants pursuant to the Outside Directors Stock Option Plan.

     Pursuant to that Plan, the Company may grant non-qualified options with respect to an aggregate of up to 40,000 shares of common stock to outside directors. Outside directors are members of the Board who are not employees or holders of 10% or more of any class of the Company's stock, or employees or equity holders of any 10% shareholder.

     Each outside director then serving is automatically granted, immediately following each annual meeting of shareholders throughout the term of the Director Plan, an option to purchase 500 shares of common stock. Each option is exercisable in whole or in part with respect to all of the shares covered by the option six months after the grant date. Each option terminates upon the tenth anniversary of the grant date of such option. The exercise price for shares subject to options is the fair market value of the common stock on the date the option is granted.

Employment Agreements

     The Company has entered into an Employment Agreement with Mr. John A. Kirkham, the Company's Executive Vice President-International Operations. Mr. Kirkham receives a salary set by the Board of Directors (subject to a (Pounds)100,000 minimum), a pension equal to 25% of salary, a monthly car allowance of (Pounds)750 and such bonuses as the Compensation Committee may determine. Mr. Kirkham also agrees not to engage in competition with the Company for a period of twelve months after his employment terminates.

     On June 25, 1997, the Company also entered into an Employment Agreement with Mr. J. Michael Bowles. Mr. Bowles receives an annual salary of at least $101,200 and any salary increases or bonuses which the Compensation Committee of the Board of Directors may determine. If Mr. Bowles' employment is terminated (as defined in his employment agreement) within a year following a change of control of the Company, for reasons other than his own wrongful conduct, he will be entitled to a lump-sum payment equal to eighteen months of his salary and continued participation in employee benefits for a one year period. Mr. Bowles has also agreed not to engage in competition with the Company during and for a period of twelve months following his employment with the Company.


Stock Option Plans

     In 1993, the Company's shareholders adopted a stock option plan for employees. As amended in 1994, nonqualified options to purchase up to 390,000 shares may be granted under the plan (the "1993 Plan"). As of June 30, 1997, options for 184,884 shares had been issued and remained outstanding under the 1993 Plan. The 1993 Plan will expire on, and no options may be granted after, the tenth anniversary of the initial adoption of the 1993 Plan.

     The Board of Directors of the Company adopted the Company's 1995 Stock Option Plan (the "1995 Plan"), and shareholders approved the 1995 Plan at their
1995 Annual Meeting.   Pursuant to the 1995 Plan, the Company may grant options
with respect to an aggregate of up to 200,000 shares of common stock. The maximum number of shares for which options may be granted to a single optionee under the 1995 Plan is 25,000. Options granted pursuant to the 1995 Plan may be either incentive stock options or non-qualified stock options. As of June 30, 1997, options for 175,741 shares have been issued and remain outstanding under the 1995 Plan.

Restricted Stock Plan

     At the time of its formation, the Company adopted a Restricted Stock Plan under which the Company reserved shares of common stock for awards to employees. The Company has not awarded any shares under that plan since November 1991, and in April 1994, the Board of Directors terminated the authority of the Company to make any further awards under the plan.


                                PROPOSAL NO. 2:
    APPROVAL OF WAVE TECHNOLOGIES INTERNATIONAL, INC. 1997 STOCK OPTION PLAN

General Description

     The Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's stockholders. The Board believes the proposed 1997 Stock Option Plan (the "1997 Plan"), like the

1993 Plan and 1995 Plan, will be instrumental in fulfilling these goals. As of June 26, 1997, 64,429 shares were available for grants under the 1993 Plan, and 13,451 shares were available for grants under the 1995 Plan.

     The 1997 Plan authorizes the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). ISOs are "incentive stock options" as defined by federal tax law (described below). An NQSO is any option to purchase Company stock which is not an ISO. A copy of the 1997 Plan is included as Exhibit A to this Proxy Statement. The following description of the 1997 Plan is qualified by reference to the complete document.

     This Plan will be administered as to non-Officers by the Chairman of the Company's Board of Directors or the President of the Company or by any substitute or additional persons appointed by the Board and as to all Officers, by the Committee or by the full Board (the "administrator"). As of June 30, 1997, the Company had approximately 220 employees. Employees of, and consultants performing services for the Company or its Subsidiaries, will be eligible to participate in this Plan. ISOs may be granted only to Officers and key employees of the Company or its Subsidiaries who perform, or are expected to perform, services of importance to the management, operation and development of the business of the Company.

     Upon a "change in control" of the Company, any unvested options then outstanding vest immediately. Under the 1997 Plan, a "change of control" is deemed to have occurred in the event : (i) any person, other than the Company, a subsidiary or a Company employee benefit plan, acquires more than 25% of the common stock through a tender offer, exchange offer or otherwise; or (ii) the Company stockholders approve (A) a merger or similar transaction where the Company stockholders will not hold more than 50% of the voting power after such transaction, (B) liquidation or dissolution of the Company or (C) a sale of all or substantially all of the Company's assets.

     The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the administrator, in common stock of the Company with an equivalent market value or in a combination of cash and common stock.

     The number of shares of Common Stock as to which options may be granted under the Plan shall not exceed, in the aggregate, 400,000 shares. The maximum number of shares with respect to which options may be granted under the Plan during any calendar year to any eligible person shall not exceed 50,000. Appropriate adjustments to these limits are required for stock splits and similar events. No options may be granted under the 1997 Plan after July 14, 2007. No grants have been made under the Plan.

     The Board of Directors may amend or terminate the 1997 Plan at any time; provided, however, that it may not, without stockholder approval, (i) increase the maximum number of shares for which options may be granted under the 1997 Plan, (ii) materially increase the benefits accruing to option holders under the 1997 Plan, (iii) with respect to NQSOs, modify eligibility to participate in the 1997 Plan, or with respect to ISOs, change the class of employees to whom ISOs may be granted, or (iv) make any other change requiring stockholder approval under applicable law.


Options

     The administrator determines, within the limits of the 1997 Plan, the selection of the employee participants, allotment of shares, exercise price, the vesting schedule, whether an option is an ISO or an NQSO and other matters relating to awards, including any performance criteria for vesting.

     Generally, stock options granted under the Plan are exercisable for a period of up to ten years from the date of grant. The aggregate fair market value of the stock (at the time the option is granted) with respect to which ISOs are exercisable for the first time by any recipient during any calendar year may not exceed

$100,000. The exercise price for ISOs may not be less than 100% of the fair market value of the common stock on the date of the grant. The term of an ISO granted under the 1997 Plan to any stockholder owning more than 10% of the outstanding common stock may not exceed five years and the exercise price of an ISO granted to any such stockholder may not be less than 110% of the fair market value of the common stock on the date of the grant.

     Options granted under the 1997 Plan may contain such provisions as the administrator determines regarding the extent, if any, to which options may be exercised after termination of employment, provided that ISOs may not be exercised after three months after termination of employment or, in case of termination by reason of death or disability, after 12 months after termination. Generally, options may not be assigned or transferred other than by will or by the laws of descent and distribution and, during the option holder's lifetime, may be exercised only by the option holder. An option holder may transfer a NQSOs to the extent permitted by the administrator.


Federal Income Tax Consequences

ISOs

     An option holder does not realize taxable income and the Company is not entitled to a deduction on the grant of an ISO or on its exercise.

     If the option holder does not sell or otherwise dispose of the shares acquired ("ISO Shares") within one year from the exercise date or within two years from the grant date (the "Required Holding Periods"), the option holder's gain or loss upon a sale will be long-term capital gain or loss, and the Company will not be entitled to a deduction. The amount of such gain or loss will be the difference between the amount realized on the sale and the option holder's basis in the ISO Shares.

     If an option holder disposes of the ISO Shares without satisfying the Required Holding Periods, such disposition will constitute a disqualifying disposition, which gives rise to ordinary income on the date of such exercise date over the option price, except that, if the disqualifying disposition is a sale and the sale price is lower than the value of the ISO Shares on the exercise date, the lower sale price generally governs the amount of ordinary income. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income realized by the option holder as the result of a disqualifying disposition. If the sale price is higher than the value of the ISO Shares on the exercise date, the excess will be capital gain.

     An option holder does realize income on the exercise of an ISO for alternative minimum tax ("AMT") purposes. On the other hand, income from a disqualifying disposition is normally not income for AMT purposes.

NQSOs

     An option holder does not realize taxable income on the grant of an NQSO, but does realize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received exceeds the option exercise price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income realized by the option holder from the exercise of NQSOs.

Transfer of Options

     In the case of a gift of a vested option, if permitted by the administrators of the 1997 Plan, there will be no income tax consequences to the donor, the donee or the Company at the time of the gift. As long as the donor does not retain any control over the option or the power to change its disposition, the transfer will be a completed gift for gift tax purposes. The amount of the gift will be subject to gift tax (if the amount exceeds the applicable exclusion), and the value of the option will not be included in the donor's taxable estate for federal estate tax purposes. The amount of the gift is equal to the fair market value of the option given (provided that the donor and his or her family do not own 50% or more of the stock of the Company and certain other restrictions are met). In the case of an NQSO, when the donee subsequently exercises the option, the donor will be subject to income tax on the difference between the fair market value of the stock at the time of exercise and the exercise price. The basis of the stock held by the donee after exercise would be the exercise price of the option plus the amount of gain included in the donor's gross income. The Company would be entitled to an income tax deduction equal to the amount the donor includes in gross income.

     If an option is transferred by gift before it becomes vested, while such a transfer might be effective to transfer the donor's interest in the option to the donee, for tax purposes it likely would not be reasonably susceptible to valuation and therefore would be treated as an incomplete gift. As a result, any tax consequences would be delayed until the option becomes vested (at which time the value of the option could be determined). In that case, the gift would occur for gift tax purposes when the option becomes vested, and as described above, when the donee subsequently exercises the option, the donor would be subject to income tax on the difference between the fair market value of the stock at the time of exercise and the exercise price.

Other Tax Provisions

     The Company is not allowed a deduction for compensation paid to any officer listed in the Summary Compensation Table in excess of $1 million each in any taxable year, except to the extent such excess constitutes performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Compensation from the Company's options will constitute performance-based compensation if certain requirements are met, including requirements that (i) the option grant is made by a committee consisting solely of two or more "outside directors" (as defined in regulations promulgated under Section 162(m)), (ii) the stock option plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and (iii) under the terms of the option, the employee receives compensation based solely on an increase in stock value after the grant date. Although no annual compensation package of any of the Company's officers approaches $1 million at this time, the Company currently contemplates that all options granted to officers under the 1997 Plan will meet the requirements for performance-based compensation under Section 162(m)


                                PROPOSAL NO. 3:
                            APPOINTMENT OF AUDITORS

     The Company has engaged Deloitte & Touche, LLP, as independent certified public accountants to audit the Company's financial statements for the fiscal years 1994 through 1997. It is proposed that the stockholders ratify the appointment of Deloitte & Touche, LLP, as independent auditors of the Company for the fiscal year ending April 30, 1998. It is expected that a representative of Deloitte & Touche, LLP, will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                               VOTING PROCEDURES

     A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of shareholders who have properly withheld authority to vote for the nominee proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a majority. As to any matters which may come before the meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority. A majority of the shares of the outstanding common stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     Each shareholder has one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his name on the books of the Company. In all elections of directors or a class of directors of the Company, each share of stock entitled to vote shall be entitled to one vote as to each director to be elected by the holders thereof and no shareholder shall have the right to cumulate his votes for the election of any director. All elections for directors and all other matters shall be determined by a majority of the votes cast, except as law or the Articles of Incorporation may require a greater vote. Any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall not be deemed present or represented at such meeting for purposes of elections for director or any other matter with respect to such vote, but shall be deemed present or represented for all other purposes.

     No persons shall be permitted to vote any shares belonging to or pledged to the Company.

     Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, he or she may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes of determining a quorum. The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect to the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.


                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than April 3, 1998, to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Any such proposal must be made in accordance with applicable laws and the rules of the Securities and Exchange Commission. Such proposals should be addressed to Secretary, Wave Technologies International, Inc., 10845 Olive Boulevard, Suite 250, St. Louis, Missouri 63141.

     A copy of the Company's Annual Report for fiscal 1997 is enclosed (which includes Parts I and II of its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission). Copies of Parts III of the Form 10-KSB and exhibits to the Form 10-KSB will be furnished to stockholders without charge, upon request directed to the Secretary of the Company, 10845 Olive Boulevard, Suite 250, St. Louis, Missouri 63141.

                                                                       EXHIBIT A

         WAVE TECHNOLOGIES INTERNATIONAL, INC. 1997 STOCK OPTION PLAN

                          ---------------------------

                              Section I.  Purpose

     Wave Technologies International, Inc., a corporation organized and existing under the laws of the State of Missouri, establishes this 1997 Stock Option Plan to offer selected officers, employees and consultants of the Company the opportunity to acquire capital stock of the Company pursuant to stock options, certain of which are intended to qualify as incentive stock options (ISOs) under
Section 422 of the Internal Revenue Code of 1986, as amended, and certain of which are intended to be nonqualifed stock options (NQSOs). The purpose of the Plan is to induce such persons to contribute materially to the Company's prosperity, to offer them incentives and rewards in recognition of their contribution to the Company's progress, and to encourage them to continue to promote the best interests of the Company. This Plan will also aid the Company in competing with other enterprises for the services of new key personnel.


                           Section II.  Definitions

     A. "Administrators" means as to all non-Officers, the Chairman of the Company's Board of Directors or the President of the Company, or substitute or additional persons appointed by the Board, and, as to Officers, the Committee or the Board.

     B. "Board" or "Board of Directors" means the board of directors of the Company.

     C.   "Cause" means:

          (i) Conduct or activity of the Participant materially detrimental to the Company's reputation or business (including financial) operations;

          (ii) Gross or habitual neglect or breach of duty or misconduct of the Participant in discharging the duties of his/her position; or

          (iii) Prolonged absence by the Participant from his/her duties (other than on account of illness or disability) without the consent of the Company.

     D.   "Code" means the Internal Revenue Code of 1986, as amended.

     E. "Common Stock" means shares of the common stock (including treasury stock), par value $.50 per share, of the Company.

     F. "Committee" or "Compensation Committee" means the compensation committee established by the Board of Directors of the Company.

     G. "Company" means Wave Technologies International, Inc., or any successor thereto.

     H. "Competition" means engaging, directly or indirectly, in any activity which is in competition with any activity of the Company or any Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any Subsidiary.

     I. "Disability" means a physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, which causes a person to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of such Disability to the Administrators.

     J.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     K. "Fair Market Value" as of a given date, means: the closing or last sale price of a share of the Common Stock as reported on the principal exchange or automated quotation system on which the Common Stock trades on the day immediately preceding such date (or, if there is no reported sale on such day, on the last preceding date on which any reported sale occurred).

     L. "Officer" means an employee of the Company who is an officer within the meaning of Regulation (S) 240.16a promulgated under Section 16 of the Exchange Act (or any successor regulation). An Officer may be a director of the Company.

     M. "Parent" means any parent corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

     N. "Participant" means an Employee or consultant who is granted a stock option hereunder.

     O. "Plan" means the Wave Technologies International, Inc. 1997 Stock Option Plan.

     P. "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

     Q. "Ten Percent Shareholder" means a person who owns, on the date of grant of an option, more than 10% of the total combined voting power of all classes of stock of the Company, or its Parent or Subsidiary.


                         Section III.  Administration

     This Plan shall be administered as to non-Officers by the Chairman of the Company's Board of Directors or the President of the Company or any substitute or additional persons appointed by the Board, and as to all Officers, by the Committee or by the full Board. Except for the terms and conditions explicitly set forth in this Plan, the Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the persons to be granted options, the number of shares to be subject to each such option, the exercise price, and all other terms and conditions of such options, including any conditions relating to vesting or acceleration of voting. Grants under this Plan need not be identical in any respect, even when made simultaneously.

     The interpretation and construction by the Administrators of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to ISOs correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

     In the event the Company or any Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Administrator may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

     With respect to grants made under this Plan to individuals who are subject to Section 16 of the Exchange Act, the Committee shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                      Section IV.  Shares Subject to Plan

     Subject to adjustment as set forth below in this Section IV, the number of shares of Common Stock as to which options may be granted under the Plan shall not exceed, in the aggregate, 400,000 shares. The maximum number of shares with respect to which options may be granted under the Plan during any calendar year to any eligible person shall not exceed 50,000. Such shares may be, in whole or in part, as the Board of Directors shall from time to time determine, authorized but unissued shares, or issued shares which shall have been reacquired by the Company. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares subject to the option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options granted under this Plan.

     The aggregate number and class of shares for which options may be granted under this Plan, the maximum number and class of shares that may be granted to any eligible person in a given year, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.


                            Section V.  Eligibility

     Employees of, and consultants performing services for, the Company or its Subsidiaries shall be eligible to participate in this Plan. ISOs may be granted only to Officers and key employees of the Company or its Subsidiaries who perform, or are expected to perform, services of importance to the management, operation and development of the business of the Company.

                          Section VI.  Stock Options

     A. Option Price. Except as provided below, the purchase price of the Common Stock under each ISO granted hereunder shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO issued to a Ten Percent Shareholder shall be no less than 110% of the Fair Market Value of the Common Stock at the time of the grant of the option.

     B. Term and Exercise of Options. Except as provided below, the term of each option shall be not more than ten (10) years from the date of grant. The term of each ISO granted to a Ten Percent Shareholder shall not be more than five (5) years from the date of grant. Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Administrator shall in each instance approve, which need not be uniform for all Participants.

     C. Termination of Employment. Subject to the restrictions described in Subsection B of this Section on the Participant's exercise of an option and to the provisions of Subsection E of this Section, options may contain such provisions as the Administrators shall determine regarding the extent (if any) to which options may be exercised after termination of employment or consulting services; provided, however, that ISOs shall be subject to the following restrictions:

          (a) If a Participant terminates employment for any reason other than death or disability, the Participant may not in any event exercise any ISO held by such Participant after the date which is three (3) months after the date of such termination.

          (b) If a Participant's employment is terminated by reason of Disability, the Participant or the personal representative of the Participant may not in any event exercise an ISO after the date which is twelve (12) months after the date of the Participant's employment termination.

          In the event the Administrators fail to establish provisions regarding exercise of options after termination of employment or consulting services, the following provisions shall apply.

          (a) Any outstanding vested options held at the time of termination of employment or consulting services shall be exercisable only during the period ending on the earlier of (A) ninety (90) days following termination of employment, or (B) the expiration of the period during which the Participant would otherwise have been entitled to exercise the option; provided, however, that if the employment or consulting services are terminated for Cause or if the Participant engages in Competition, then any option (regardless of whether it is otherwise vested), to the extent not exercised, shall terminate and be forfeited; and

          (b) If a Participant terminates employment or consulting services with the Company due to death or Disability, any vested options held by the Participant shall be exercisable by the Participant or his/her estate or beneficiary only during the period commencing on the date of such termination and ending on the earlier of (A) one year after such termination or (B) the expiration of the period during which the Participant would otherwise have been entitled to exercise the option.

     D. Leaves of Absence. The option agreements issued pursuant to this Plan may contain such provisions as the Administrator shall determine with respect to approved leaves of absence.

     E. Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain ISOs which would otherwise become exercisable, the Administrators, in their sole discretion, shall determine the times at which such ISOs becomes exercisable so that the provisions of this Subsection E are not violated; provided that in no event shall any ISO be exercisable more than
(10) years from the date of granting thereof (five (5) years in the case of ISOs granted to Ten Percent Shareholders).


                     Section VII.  Payment of Option Price

     Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

     To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), payment of an option exercise price also may be made, in whole or in part, by:

          (a) delivery of shares of Common Stock of the Company held by the Participant; or

          (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.


                 Section VIII.  Non-Transferability of Options

     Each option granted under the Plan shall by its terms be non-transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the Participant, only by such person. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable laws and regulations a Participant may transfer an NQSO to the extent permitted by the Administrators, either in the option agreement, or otherwise in writing.

     Subsequent transfers of transferred options shall be prohibited except those made in accordance with the Plan by will or the laws of descent and distribution. Following transfer, any option transferred shall continue to be subject to the terms and conditions applicable to the option immediately prior to the transfer. The provisions regarding termination of employment or consulting services shall continue to be applied with respect to the original holder of an option, and after such termination, the options transferred shall be exercisable by the transferee only to the extent, and for the periods permitted by the Plan and the option agreement.


                    Section IX.  Amendment and Termination.

     Unless this Plan shall have terminated earlier as provided herein, this Plan shall terminate, and no options shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any stock options outstanding at the termination of this Plan shall continue in full force and effect and shall not be affected by termination of this Plan.

     The Board of Directors may, at any time prior to that date, terminate this Plan or make such modifications to the Plan as it may deem advisable; provided that, to the extent required for compliance with the rules promulgated under
Section 16 of the Exchange Act, Section 422 of the Code or any applicable law or regulation, the Company's stockholders must approve any amendment which will:

          (a)  increase the number of shares that may be issued under this Plan;

          (b) with respect to NQSOs, materially modify the requirements as to eligibility for participation in this Plan or, with respect to ISOs, change the designation of the persons or class of persons eligible for participation in this Plan;

          (c) materially increase the benefits accruing to the option holders under this Plan; or

          (d) otherwise require stockholder approval under any applicable law or regulation.

     Such stockholder approval must be obtained (i) within 12 months of the adoption by the Board of such amendment; (ii) if earlier, at the next annual meeting of stockholders after such adoption by the Board; or (iii) at such earlier date as may be required for compliance with Rule 16b-3 promulgated under the Exchange Act.

     Any amendment made to this Plan which would constitute a "modification" to ISOs outstanding on the date of such amendment shall not be applicable to such outstanding ISOs but shall have prospective effect only, unless the Participant agrees otherwise.


                            Section X.  Withholding

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an option holder receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the option holder an amount equal to such taxes. The Company may also retain and withhold or the option holder may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.


                   Section XII.  Effect of Change in Control

     A. A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (i) any person or entity (other than the Company, a Subsidiary of the Company, or any employee benefit plan(s) sponsored or maintained by the Company or a Subsidiary) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors, (ii) the stockholders of the Company approve (a) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation will not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merger or consolidation company's then outstanding voting securities, (b) a liquidation or dissolution of the Company, or (c) the sale of all or substantially all of the assets of the Company.

     B. Effect of Change of Control. Notwithstanding any limitations on the right of exercise, in the event of a Change of Control, any options held by a Participant shall immediately be exercisable in full.


                          Section XII.  Miscellaneous

     A. No Rights to Continued Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of, or to continue to provide consulting services to, the Company or a Subsidiary or interfere with the right of the Company or a Subsidiary to terminate the individual's employment or services at any time.

     B. Retirement Plan Rights. Benefits received under this Plan by a Participant shall not affect or be used in the calculation of the Participant's pension or other retirement benefits under any other plan maintained by the Company.

     C. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each person acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

     D. Rule 16b-3 Compliance and Bifurcation of Plan. It is the intention of the Company that, so long as the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

     E. Other Restrictions. The Administrators, in their absolute discretion, may impose such other restrictions on the transferability of the shares purchasable pursuant to the exercise of an option hereunder as they deem appropriate. Any such restrictions shall be set forth in a stock option agreement.

     F. Notice upon Disqualifying Dispositions of ISOs. The Administrators may require Participant to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an ISO if the disposition occurs within two (2) years from the date of granting such ISO or within one (1) year after the transfer of such shares to the Participant. The Administrators may direct that the certificates evidencing shares acquired by exercise of an ISO refer to this requirement to give prompt notice of a disqualifying disposition.


                   Section XIII.  Effectiveness of the Plan

     This Plan will be effective upon adoption by the Board of Directors of the Company, so long as it is approved by the stockholders of the Company within 12 months after such adoption.

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.

                       ANNUAL MEETING SEPTEMBER 10, 1997

 The undersigned shareholder of Wave Technologies International, Inc., a Mis-souri corporation, appoints J. MICHAEL BOWLES, JAN G. FITZGERALD, and STEVEN
R. RYGELSKI or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and rev-ocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the St. Louis Club, 7701 Forsyth Boulevard, St. Louis, Missouri on September 10, 1997, at 9:30 a.m., and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------

               s PLEASE DETACH PROXY HERE, SIGN, DATE AND MAIL s

                                                                  August 1, 1997

Dear Shareholder:

 The annual meeting of shareholders of Wave Technologies International, Inc. will be held at the St. Louis Club (Lewis & Clark Room, 16th Floor), located at 7701 Forsyth Boulevard, St. Louis, Missouri 63105 on Wednesday, September 10, 1997 at 9:30 a.m.

 It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                    Please mark your votes as indicated in
                                 this example

                                       X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1, 2 AND 3.
                                      FOR
                                   WITHHELD
                                    FOR ALL
                                      FOR
                                    AGAINST
                                    ABSTAIN
Item 1-ELECTION OF DIRECTORS
  Nominees:
  Kenneth W. Kousky
  David W. Kemper
  Walter N. Torous
Item 2-Approval of 1997 Stock Option Plan
Item 3-Appointment of Independent Auditors
INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee's name above.

 In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
--
Signature _____________________________    Date _______________________________
Please sign name or names as appearing on this proxy. If signing as a representative, please include capacity.

-------------------------------------------------------------------------------

                           s FOLD AND DETACH HERE s